Exhibit 99.1


                               [GRAPHIC OMITTED]
                                 WARRANTECH(R)
                             Protecting Your Future





For Immediate Release
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Contacts:   Richard Gavino                         Virginia Stuart
            Chief Financial Officer                Director
            Warrantech Corporation                 Michael A. Burns & Associates
            817-785-1366                           214-521-8596
            richard_gavino@warrantech.com          vstuart@mbapr.com


                         WARRANTECH IN NEGOTIATIONS WITH

                               INSURANCE CARRIERS


      Extends Relationship with Great American; Finalizes Negotiations with

            Western Insurance and American Resource Insurance Company


         BEDFORD, Texas (Dec. 19, 2005) -- Warrantech Corporation (OTC: WTEC), a leading independent provider of service contracts and after-market warranties announced the results of negotiations with a number of insurance providers.

         Warrantech has extended the term of its insurance relationship with Great American Insurance Company beyond what was previously disclosed in its Form 10-Q, dated Nov. 14, 2005. This extension provides Warrantech with the opportunity to continue negotiations for the previously announced restructuring of its insurance programs.

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

         In related news, Warrantech has successfully finalized negotiations with Western Insurance Company and American Resource Insurance Company, two A-rated insurance carriers that will underwrite certain of the company's niche lines of business.

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         About Warrantech:
         -----------------
Warrantech Corporation administers and markets service contracts and after-market warranties on automobiles, automotive components, recreational vehicles, appliances, consumer electronics, homes, computer and computer peripherals for retailers, distributors and manufacturers. The company continues to expand its domestic and global penetration, and now provides its services in the United States, Canada, Puerto Rico and Latin America. For additional information on Warrantech, access www.warrantech.com.
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"Safe Harbor" statement under the Private Securities Litigation Reform Act of
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1995:
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This release contains forward-looking statements that are subject to risks and uncertainties. Other risks and uncertainties include but are not limited to, the effectiveness of cost containment measures and the continuation of current levels of business activity, the impact of competitive products, product demand and market-acceptance risks, reliance on key strategic alliances, fluctuations in operating results and cash flow and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission. These risks could cause the company's actual results for the current fiscal year and beyond to differ materially from those expressed in any forward looking statements made by, or on behalf of, the company.

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